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                                                                   EXHIBIT 10.34

                             SIXTH AMENDMENT TO THE
                            PER-SE TECHNOLOGIES, INC.
                        EMPLOYEES' RETIREMENT SAVING PLAN

         THIS SIXTH AMENDMENT made on this 16th day of December, 2003, by PER-SE TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Primary Sponsor");

                              W I T N E S S E T H:

         WHEREAS, the Primary Sponsor maintains the Per-Se Technologies, Inc. Employees' Retirement Savings Plan (the "Plan") which was last amended and restated on January 20, 2000;

         WHEREAS, the Primary Sponsor now wishes to amend the Plan primarily to change the definition of Annual Compensation for the purposes of Internal Revenue Code Section 401(m) nondiscrimination testing of Matching Contributions;

         NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of January 1, 2003, by deleting the existing Section 1.5(a) and substituting therefore the following new Section 1.5(a):

                  "(a) in determining the amount of contributions under Plan
         Section 3, allocations under Plan Section 4 made by or on behalf of an Employee, and for purposes of applying the provisions of Appendix A,
         Section 2, for such Plan Years as the Secretary of the Treasury may allow, Annual Compensation shall only include amounts received for the portion of the Plan Year during which the Employee was a Member. For purposes of applying the provisions of Appendix A, Section 5, for such Plan Years as the Secretary of the Treasury may allow, Annual Compensation shall only include amounts received for the portion of the Plan Year during which the Employee was eligible to receive a Matching Contribution, as defined by Appendix A, Section 1, from the Plan. For all purposes of this subsection (a), Annual Compensation shall exclude income from sources outside the United States, whether or not such income is excludable under Code Section 911."

         Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Sixth Amendment.

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         IN WITNESS WHEREOF, the Primary Sponsor hereto has caused this Sixth
Amendment to be executed as of the day and year first above written.

                                                  PER-SE TECHNOLOGIES, INC.

                                                  By: /s/ PHILIP M. PEAD
                                                      --------------------------
                                                      Philip M. Pead
                                                      Chairman, President and
                                                      Chief Executive Officer

[CORPORATE SEAL]

ATTEST:

By: /s/ PAUL J. QUINER
    --------------------------------
    Paul J. Quiner
    Corporate Secretary